UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/14/2011

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2011, we announced that Timothy R. McLevish, our Executive Vice President and Chief Financial Officer, will be leaving Kraft Foods mid-year 2011 to pursue opportunities in general management. Our Board of Directors has appointed David A. Brearton as our Executive Vice President and Chief Financial Officer, effective May 9, 2011, to replace Mr. McLevish. Following May 9, Mr. McLevish will remain with Kraft Foods for a period of time to complete transition of his responsibilities to Mr. Brearton.

Mr. Brearton, age 50, has been serving as our Executive Vice President, Operations and Business Services since January 1, 2008. Prior to that, he served as Executive Vice President, Global Business Services and Strategy from April 2006 to December 2007 and as Senior Vice President of Business Process Simplification and as Corporate Controller from February 2005 to April 2006. He previously served as a Senior Vice President, Finance for Kraft Foods International. Mr. Brearton joined Kraft Foods in 1984. Mr. Brearton also serves on the Board of Directors of Feeding America.

In connection with Mr. Brearton's appointment as Executive Vice President and Chief Financial Officer, our Human Resources and Compensation Committee approved an increase to Mr. Brearton's compensation, effective concurrent with our announcement. The terms of Mr. Brearton's compensation are as follows: base salary of $650,000, target annual incentive of 90% of base salary, target annual long-term incentive plan of 170% of base salary, and target annual equity award range of $550,000 - $1,650,000. In addition, our Human Resources and Compensation Committee approved a one-time equity award to Mr. Brearton with an aggregate market value of $400,000, to be granted on May 9, 2011. The value of the equity award will be divided equally between shares of restricted stock and stock options. The restricted shares will vest 100% after three years. The stock options will vest one-third annually over a three-year period.

Mr. Brearton was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Brearton has no family relationships with any of our directors or executive officers. There have been no related person transactions between Kraft Foods and Mr. Brearton reportable under Item 404(a) of Regulation S-K.

A copy of our press release, dated March 14, 2011, announcing the executive transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Please see Exhibit Index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: March 14, 2011	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Kraft Foods Inc. Press Release, dated March 14, 2011.